UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

Vemanti Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	46-5317552
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7545 Irvine Center Dr., Ste 200, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 559-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:=

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement

As previously disclosed, on March 3, 2023, Vemanti Group, Inc., a Nevada corporation (the “Company”), entered into a Framework SaaS Agreement (the “SaaS Agreement”) with Finastra International Limited, a limited corporation organized under the laws of Wales and the United Kingdom (“Finastra”).

The SaaS Agreement only becomes effective upon the Company’s shares being listed on the Nasdaq Capital Market on or before May 22, 2023 (the “Effective Date”). On May 31, 2023, the Company executed a variation agreement extending the Effective Date of the SaaS agreement to June 22, 2023 (the “Extension”). Except as modified by the Extension, all terms and conditions of the SaaS Agreement shall remain in full force and effect.

The foregoing description of the Extension is not complete and is qualified in its entirety by reference to the full text of the agreement. A copy of the Extension is attached hereto as Exhibit 10.17.

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Item 9.01 Financial Statements and Exhibits.

Financial Statements and Exhibits

(d) Exhibit No. Description

10.17	Variation Agreement, dated as of May 31, 2023, by and between Vemanti Group, Inc. and Finastra International Limited

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 2, 2023

Vemanti Group, Inc.

By:	/s/ Tan Tran
Tan Tran Chief Executive Officer

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